Exhibit 99.4

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of September 13, 2004, is made by Level 8 Systems, Inc., a Delaware corporation with offices at 1433 State Highway 34, Building C, Farmingdale, New Jersey ("Grantor"), in favor of LIRAZ SYSTEMS, Ltd., (the "Secured Party").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain secured promissory note dated as of the date hereof (the "Note"), the Secured Party has agreed to make a loan for the benefit of Grantor (the "Loan");

     WHEREAS,  Secured  Party is  willing  to make the  Loan,  but only upon the
condition   that  Grantor   execute  and  deliver  to  the  Secured  Party  this
Intellectual Property Security Agreement ("Agreement");

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

     1. Definitions.

          1.1. Defined Terms. Capitalized terms have the meanings set out below.

     "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. Section 101 et seq or other applicable bankruptcy, insolvency or similar laws.

     "Copyright" means any and all of the following: (a) all copyrights (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

     "Default" means any event or condition that with notice or passage of time would be an Event of Default.

     "Event of Default" is defined in Section 6 of this Agreement.

     "Intellectual Property" means any and all Licenses, Copyrights, Patents and Trademarks.

     "Intellectual Property Collateral" is defined in Section 2 of this Agreement.


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     "License" means any and all licenses of rights or interests of, or in, any
Copyright, Patent, Trademark or other rights or interests.

     "Liens" means security interests, pledges, collateral assignments, liens (statutory or other), mortgages, encumbrances, conditional sale or title retention agreements, charges, claims, or financing leases having substantially the same economic effect as the foregoing.

     "Obligations" means any and all of the following: (i) Grantor's existing and future obligations (of any kind whatsoever) under the Note and this Agreement; and (ii) (a) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Intellectual Property Collateral and (b) any other expenditures that Secured Party may make under the provisions of this Agreement or for the benefit of Grantor; (iii) all amounts owed under any modifications, renewals, refinancings, restructurings or extensions of any of the forgoing obligations; (iv) all other amounts now or in the future owed by Grantor to Secured Party; or (v) any of the foregoing that arises after the filing of a petition by or against Grantor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Section 362 of the Bankruptcy Code or otherwise.

     "Loan Documents" means the Note and this Agreement.

     "Patents" mean (a) all letters of patent of the United States or any other country or jurisdiction, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or any other country or jurisdiction; and (b) all reissues, continuations, continuations-in-part or extensions thereof.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Trademarks" means any and all of the following: (a) all trademarks, trade names, corporate names, business names, service marks, logos, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or jurisdiction; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

     "Termination Date" means the date all Obligations are paid in full

     "UCC" means the Uniform Commercial Code as adopted and in effect in the State of New Jersey.

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          1.2. UCC Terms. Any capitalized  terms  defined  in  the  UCC and  not defined in this Agreement shall have the meaning given to it in the UCC. If a term is defined in more than one Article of the UCC, the definition in Article 9 will control.

     2. Grant of Security Interest. To secure the complete and timely payment of all the Obligations of Grantor now or hereafter existing from time to time, Grantor hereby pledges and grants to the Secured Party a continuing first priority security interest in all of Grantor's right, title and interest in, to under, and in connection with Grantor's e-mail security products that provide crytographical digital content protection (sometimes referred to as the "Ensured Mail Products"), whether presently existing or hereafter created or acquired (collectively, the "Intellectual Property Collateral") including, but not limited to:

          (a) all of its Patents to which it is a party including those referred to on Schedule I hereto;

          (b) all of its Trademarks to which it is a party including those referred to on Schedule II hereto;

          (c) all of its Copyrights to which it is a party including those referred to on Schedule III hereto;

          (d) all Licenses to which it is a Party including those referred to on
     Schedule I, Schedule II and Schedule III hereto;

          (e) all reissues, continuations or extensions of the foregoing;

          (f) all goodwill of the business connected with the use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and

          (g) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Patent or Patent licensed under any Patent License, (ii) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (iii) infringement or dilution of any Trademark or Trademark licensed under any Trademark License, (iv) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (v) infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (vi) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.

          (h) Grantor  authorizes  Secured  Party to file a financing  statement
     (the   "Financing   Statement")   describing  the   Intellectual   Property
     Collateral.

        2.1   Perfection of Security Interest.

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               2.1.1.  Grantor   authorizes  Secured   Party   to  file   (i)  a
     financing statement (the "Financing Statement") describing the Intellectual Property Collateral with the Secretary of State of the State of Delaware and (ii) this Agreement with the United States Patent and Trademark Office and the United States Copyright Office.

               2.1.2. Secured Party shall at Grantor's expense receive within 30 days after the date of this Agreement an official report from the Secretary of State of the State of Delaware indicating that Secured Party's security interest is properly filed and prior to all other security interests or other interests reflected in the report.

        3. Representations and Warranties. Grantor represents and warrants to the Secured Party that:

          3.1. Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule I, Schedule II and
Schedule III, respectively, hereto. This Intellectual Property Security Agreement is effective to create valid and continuing Liens on and, upon (i) the filing of the Financing Statement with the Secretary of State of the State of Delaware and (ii) the filing hereof with the United States Patent and Trademark Office and the United States Copyright Office, perfected security interests in favor of the Secured Party in the Intellectual Property Collateral and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from, Grantor. Upon filing of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of the Financing Statement, all action necessary or desirable to protect and perfect the Secured Party's Lien on the Intellectual Property Collateral shall have been duly taken and the security interests of the Secured Party shall be prior to all other Liens.

          3.2. Title to and transfer of Collateral. It has rights in or the power to transfer the Intellectual Property Collateral and its title to the Intellectual Property Collateral is good and marketable title, free of all adverse claims, Liens, enforceable restrictions on security interests, pledge, assignment or transfer, except for any restrictions on transfer listed on Schedule A hereto.

          3.3. Location, State of Incorporation or Registration and Name of Grantor. Grantor's:

               3.3.1 chief executive office is located in New Jersey;

               3.3.2 state of organization (i.e., the state under whose law Grantor is organized) is Delaware; and

               3.3.3 exact legal name as it appears in its certificate of incorporation is as set forth in the first paragraph of this Agreement.

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          3.4. Location  of  Records.  All  of  its  records  relating  to  the
Intellectual Property Collateral are located at the location for Intellectual Property Collateral records listed on Schedule A hereto.

          3.5. Organizational Matters. It is duly organized, validly existing, and in good standing, under the laws of Delaware, has the authority and power necessary to own its assets and to transact the business in which it is engaged, and is duly qualified and in good standing to do business, in each jurisdiction in which the conduct of its business or the ownership of its assets so requires. It has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations hereunder. The signatory below is duly authorized to execute and deliver this Agreement.

          3.6. No Conflict. Its execution and delivery of this Agreement, and the consummation and performance of any of the transactions contemplated hereby, do not and will not: (i) violate any applicable law or any judgment, award, order, writ, or decree of any court or other Governmental Authority, (ii) violate any provision of its Certificate of Incorporation or bylaws, (iii) violate any provision of, or cause any default under, any mortgage, indenture, contract, agreement, or other undertaking to which it is a party or that purports to be binding upon it or upon any of its assets, or (iv) result in the creation or imposition of any Lien on any of its assets other than contemplated by this Agreement.

          3.7. Authorization and Enforceability. It has duly authorized, executed, and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligations of Grantor, enforceable against it in accordance with its terms.

     4. Covenants and Rights to the Intellectual Property Collateral. Grantor covenants and agrees with the Secured Party that from and after the date of this Agreement and until the Termination Date:

          (a) Grantor shall notify the Secured Party immediately if it knows or has reason to know that any application or registration relating to the Intellectual Property Collateral (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor's ownership of the Intellectual Property Collateral, its right to register the same, or to keep and maintain the same.

          (b) In no event shall Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in connection with the Intellectual Property Collateral without giving the Secured Party prior written notice thereof, and, upon request of the Secured Party, Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to the Secured Party) to evidence The Secured Party's Lien on such Patent,

     Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

          (c) Grantor shall take all actions necessary or requested by the Secured Party to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

          (d) In the event that the Intellectual Property Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify the Secured Party promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such infringement, misappropriation or dilution in no way materially impairs the Intellectual Property Collateral, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Secured Party shall deem appropriate under the circumstances to protect the Intellectual Property Collateral.

          (e) Secured Party may, at any time upon 2 days written notice, inspect, appraise, and evaluate the Intellectual Property Collateral

          (f) For the purpose of enabling Secured Party to exercise rights and remedies under this Agreement (including in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Intellectual Property Collateral) at such time as Secured Party shall be lawfully entitled to exercise those rights and
     remedies,   Grantor  hereby  grants  to  Secured  Party,   an  irrevocable,
     nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

          (g) Grantor shall not (i) make any sales or leases of the Intellectual Property Collateral, except, so long as no Event of Default is continuing and sales of inventory in the ordinary course of business; (ii) license the Intellectual Property Collateral; (iii) grant or permit any other Lien in the Intellectual Property Collateral, except Permitted Encumbrances; or
     (iv) move the records relating to the Intellectual Property Collateral from the Record Locations, as the case may be, listed on Schedule A, except after 30 days prior notice to Secured Party and taking all actions required by Secured Party to assure the continued perfection and priority of Secured Party's Liens and Secured Party's rights to the Intellectual Property Collateral, provided, however, the records relating to the Intellectual Property Collateral may not be moved outside any state of the United States without Secured Party's prior written consent, which will be given in its sole discretion.

     5. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     6. Events of Default.

     The occurrence of any of the following shall, at the option of Secured Party, be an "Event of Default":

          6.1. The failure to pay the principal and interest on the Note or any other Obligations when due or any Event of Default (as defined in the Note);

          6.2. Any failure to pay or reimburse Secured Party for any expenses reimbursable hereunder or under the Note upon Secured Party's demand for such reimbursement or payment of expenses;

          6.3. Any failure by Grantor to observe or perform any of the terms and conditions of this Agreement or the Note;

          6.4. Any representation or warranty in this Agreement shall have been incorrect in any respect (or in any material respect if that representation or warranty is not by its terms already qualified as to materiality);

          6.5. Any attachment, execution or levy on the Intellectual Property Collateral;

          6.6. A case or proceeding is commenced against Grantor seeking a decree or order in respect of Grantor (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Grantor or for any substantial part of any of Grantor's assets, or (iii) ordering the winding up or liquidation of the affairs of Grantor, and such case or proceeding shall remain undismissed or unstayed for 30 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

          6.7. Grantor (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Grantor or for any substantial part of Grantor's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

          6.8. Grantor shall fail to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local (i) hazardous waste or environmental law, (ii) asset forfeiture or similar law which can result in the forfeiture of property, or (iii) other law, where noncompliance may, in Secured Party's judgment, have any adverse effect on the Intellectual Property Collateral or Secured Party's rights or remedies with respect to the Intellectual Property Collateral;

          6.9. Secured Party shall receive at any time following the date of the Security Agreement a report from the Secretary of State or a reliable search company indicating that Secured Party's security interest is not the only Lien on the Intellectual Property Collateral in, other than Permitted Encumbrances; or

          6.10. Grantor shall default in any other agreement with Secured Party or any of Secured Party's affiliates.

        7. Default Costs.

          Should an Event of Default occur, Grantor will pay to Secured Party, upon demand, all costs incurred by Secured Party for the purpose of enforcing, or potentially enforcing, its rights or remedies hereunder or under the Note, including: (i) costs of foreclosure, (ii) costs of obtaining money damages, and
(iii) the reasonable fees and disbursements for the services of attorneys employed by Secured Party for any purpose related to the Loan Documents or any Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation, arbitration or other proceedings.

        8. Remedies Upon Default.

          8.1. General. Upon any Event of Default, Secured Party may pursue any remedy available at law (including those available under the provisions of the UCC) or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise and exercise all rights and remedies available under the Loan Documents, any other agreement, instrument or document or otherwise available to Secured Party. All Obligations shall be deemed to have been accelerated simultaneously with the occurrence of any Event of Default.

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          8.2. Remedies. Upon any Event of Default, Secured Party shall have the
right  to  pursue  any  rights  and   remedies   separately,   successively   or
simultaneously including the following:

               8.2.1 file suit and obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law, including levy of attachment and garnishment;

               8.2.2 without taking possession, sell, lease or otherwise dispose of the Intellectual Property Collateral at public or private sale in accordance with the UCC.

        9. Sale Procedures and Matters.

          9.1. No Waiver. No delay or omission by Secured Party to exercise any right or remedy shall: (i) impair any right or remedy, (ii) waive any default or operate as an acquiescence to the Event of Default, or (iii) affect any subsequent default of the same or of a different nature.

          9.2. Notices. Secured Party shall give Grantor such notice of any private or public sales as may be required by the UCC. Grantor agrees that ten days prior notice of the time and place of any public sale or the time after which a private sale may take place, is reasonable notice of such matters and that any such sale may be adjourned in Secured Party's discretion.

          9.3. Condition of Collateral. Secured Party has no duty to prepare the Intellectual Property Collateral for sale or take any other action to protect or preserve any Collateral or rights in the Intellectual Property Collateral.

          9.4. No Obligation to Pursue Others. Secured Party has no duty to attempt to satisfy the Obligations by collecting them from any other person who is or may be liable for the Obligations before proceeding against Grantor obligations. Secured Party may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party's rights against Grantor. Grantor waives any right it may have to require Secured Party to pursue any other Person for any of the Obligations.

          9.5. Use of Collateral. Until Secured Party effects a sale, lease, or other disposition of the Intellectual Property Collateral, Secured Party shall have the right to hold or use the Intellectual Property Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Intellectual Property Collateral or its value or for any other purpose deemed appropriate by Secured Party.

          9.6. Compliance With Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Intellectual Property Collateral.

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          9.7.  Aspects of Sale. To the extent that  applicable law imposes upon
Secured Party duties to exercise remedies in a commercially reasonable manner, Grantor acknowledges that it is not commercially unreasonable if Secured Party:
(a) sells the Intellectual Property Collateral without giving any warranties as to the Intellectual Property Collateral, or Secured Party specifically disclaims any warranties of title or the like, (b) fails to obtain any required third party or government consent for sale of the Intellectual Property Collateral or for the disposition of Collateral, (c) hires or does not hire brokers, investment bankers, auctioneers, liquidators, professionals or others to assist, or manage, the disposition of the Intellectual Property Collateral, or (d) conducts the sale using the internet. This procedure will not be considered
adversely  to  affect  the  commercial   reasonableness   of  the  sale  of  the
Intellectual Property Collateral.

          9.8. Sales on Credit. If Secured Party sells the Intellectual Property Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the Purchaser. In the event the purchaser fails to pay for the Intellectual Property Collateral, Secured Party may resell the Intellectual Property Collateral and Grantor shall be credited with the proceeds of the sale.

          9.9. Purchases by Secured Party. In the event Secured Party purchases the Intellectual Property Collateral, Secured Party may pay for the Intellectual Property Collateral by crediting some or all of the Obligations of Grantor.

          9.10. No Marshaling. Secured Party has no obligation to marshal any assets in favor of Grantor, or against or in payment of: (i) any Obligations or
(ii) any other obligation owed to Secured Party by Grantor or any other Person.

        10. Miscellaneous.

               10.1. Assignment. This Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Secured Party and shall bind Grantor and its successors and assigns and all other persons who become bound as a Grantor to this Agreement. Secured Party may assign its rights and interests under this Agreement. If an assignment is made, Grantor shall render performance under this Agreement to the assignee. Grantor waives and will not assert against any assignee any claims, defenses or set-offs which Grantor could assert against Secured Party except defenses which cannot be waived.

               10.2. Severability. Should any provision of this Agreement be found to be void, invalid or unenforceable by a court of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Agreement.

               10.3. Notices. All notices, consents, requests, and other communications under this Agreement shall be in writing and shall be effective:
(i) upon delivery by hand; (ii) one day after being deposited with a recognized overnight delivery service; or (iii) three days after being deposited in the United States mail, first-class, postage prepaid, registered or certified, return receipt requested -- in each case addressed to such party as follows (or to such other address as hereafter may be designated in writing by such party to the other party):

                        If to Grantor:

                        Level 8 Systems, Inc
                        1433 State Highway 34
                        Building C
                        Farmingdale, New Jersey  07727

                        Attn:  John Broderick
                        Phone:  732-919-3150, Extension 377
                        Telecopy:  732-919-3157

                  If to Secured Party:

                        Liraz Systems, Ltd.

                  With a copy to:

                        Rabinowitz & Kerson LLP
                        161 Avenue of the Americas
                        New York, NY 10013
                        Attn: Edward W. Kerson, Esq.

               10.4. Headings. Section headings used in this Agreement are for convenience only. They are not a part of this Agreement and shall not be used in construing it.

               10.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, regardless of the conflict of laws principles thereof. Any legal action, suit or other proceeding arising out of or in any way connected with, this Agreement may be brought in the court of the County of Essex, State of New Jersey, or in the United States Courts of the District of New Jersey. With respect to any such proceeding in any such court: (a) each of Grantor and Secured Party generally and unconditionally submits itself and its property to the nonexclusive jurisdiction of such court; (b) each of Grantor and Secured Party waive, to the fullest extent permitted by law, any objection it has or hereafter may have to the venue of such proceeding, as well as any claim it has or may have that such proceeding is in an inconvenient form; and (c) process may be served on a party any where in the world, by the same methods as are required for notice under this Agreement.

10.6. Survival. All representations, warranties and agreements contained in this Agreement shall survive the consummation of the transactions contemplated by
this  Agreement   notwithstanding  any  investigation  conducted,  or  knowledge acquired, with respect thereto.

               10.7. Attorney In Fact. Grantor hereby appoints Secured Party, with full power of substitution, as Grantor's attorney in fact to take all actions in Grantor's name that Secured Party, in its discretion, deems to be necessary or advisable to protect or perfect its interest in the Intellectual Property Collateral and during the continuance of an Event of Default, to take any action that Grantor is required to take under this Agreement, to exercise Secured Party's rights and remedies, change Grantor's mailing address, give notices, and make endorsements in Grantor's name and confirm, enforce rights under, collect, sell or dispose of the Intellectual Property Collateral. This power being coupled with an interest is irrevocable.

               10.8.   No  Strict   Construction.   Grantor  and  Secured  Party
acknowledge that this Agreement has been prepared jointly, and shall not be strictly construed against any party.

               10.9.   Counterparts.   This   Agreement   may  be   executed  in
counterparts.

               10.10.  Expenses.  Any  expenses  (including  attorneys  fees and disbursements) incurred by or on behalf of, Secured Party to protect, perfect its interest in, liquidate, collect, dispose of, appraise, insure, audit or evaluate the Intellectual Property Collateral or take any other action authorized under this Agreement or any other Loan Document with respect to the Intellectual Property Collateral, Grantor or any Obligation or to negotiate, document and close the transactions relating to this Security Agreement (including the Note and Opinion of Grantor's counsel, shall be paid by Grantor upon demand and, if not paid on demand, shall accrue interest at the highest rate in effect from time to time under any Obligation.

               10.11. Integration and Modifications. This Agreement is the entire agreement of Grantor and Secured Party concerning its subject matter other than the other Loan Documents. Any modification to this Security Agreement must be made in writing and signed by the party adversely affected.

               10.12. Waiver. Any party to this Agreement may waive the enforcement of any provision to the extent the provision is for its benefit provided that the waiver must be in writing.

               10.13. Further Assurances. Grantor agrees to execute any further documents, and to take any further actions, reasonably requested by Secured Party to evidence or perfect the security interest granted herein, to maintain the first priority of the security interests (subject only to Permitted Encumbrances), or to effectuate the rights granted to Secured Party herein or obtain the full benefits of this Agreement.

               11. WAIVER OF JURY TRIAL AND DAMAGES. EACH OF GRANTOR AND SECURED PARTY HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer or other representative as of the date first set forth above.

                                    LEVEL 8 SYSTEMS, INC.



                                    By: /s/ John Broderick
                                    Name:   John Broderick
                                    Title:  Chief Financial Officer

                                   SCHEDULE I
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


I.  PATENT REGISTRATIONS

    Patent                        Reg. No.                Date
    ------                        --------                ----




II. PATENT APPLICATIONS

    Patent                              Application No.         Date
    ------                              ---------------         ----
    AN UBIQUITOUS EMAIL                 09/621,001              July 20, 2000
    ENCRYPTION SYSTEM



III. PATENT LICENSES

Name of Agreement       Date of Agreement             Parties
-----------------       -----------------             -------

                                  SCHEDULE II
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


I.  TRADEMARK REGISTRATIONS

    Mark                    Reg. No.                Date
    ----                    --------                ----
    ENSUREDMAIL             2,492,225               September 25, 2001
    Service mark


II. TRADEMARK APPLICATIONS

    Mark                    Application No.         Date
    ----                    ---------------         ----






III. TRADEMARK LICENSES

     Name of Agreement       Date of Agreement Parties
     -----------------       -------------------------

                                  SCHEDULE III
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

I.    COPYRIGHT REGISTRATIONS

      Copyright               Reg. No.                Date
      ---------               --------                ----




II. COPYRIGHT APPLICATIONS

    Copyright               Application No.         Date
    ---------               ---------------         ----





III. COPYRIGHT LICENSES

     Name of Agreement       Date of Agreement       Parties
     -----------------       -----------------       -------

                                   SCHEDULE A

                 DISCLOSURES FOR REPRESENTATIONS AND WARRANTIES
                            [If none, write "none"]

Section
-------

3.2 The following are the only Liens on the Intellectual Property Collateral that:

          (i) exist on the date of the Agreement and will continue to remain in effect ("Remaining Liens"):


                  Maximum                                Filing/Perfection Date,
                  Amount               Secured             Place and Number
Collateral        Secured          Creditor or Claimed   -----------------------
----------        -------          -------------------


NONE



OR
--

                (ii) exist on the date of this Agreement and are being terminated as of this date:



                Maximum
                Amount                Secured       Filing/Perfection Date,
Collateral      Secured               Creditor         Place and Number
----------      -------               --------      -----------------------

NONE



     The following are the only restrictions on transfer or Liens that relate to the Intellectual Property Collateral:



                                    Nature of Restriction  Approximate Value of
Intellectual Property Collateral    ---------------------  Affected Collateral
--------------------------------                           -------------------

NONE



3.4   Grantor's Intellectual Property Collateral      Cary, North Carolina
      records are located at the following
      locations ("Record Locations"):